Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Blackstone Alternative Alpha Fund

For Clients of Morgan Stanley Smith Barney LLC

Tendered Pursuant to the Offer to Purchase

Dated June 28, 2013

The Offer and withdrawal rights will expire on July 29, 2013 and this Letter of Transmittal must be received by

the Fund’s Administrator, either by mail or by fax, by 11:59 p.m.,

Eastern Time, on July 29, 2013, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Blackstone Alternative Alpha Fund, a closed-end, non-diversified, management investment company organized under the laws of The Commonwealth of Massachusetts (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 28, 2013 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby.

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that Citi Fund Services Ohio, Inc., the Fund’s administrator, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

(PAGE 1 of 3)

VALUATION DATE: September 30, 2013

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), July 29, 2013

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE FAX OR MAIL TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight Mail	Fax: (866) 903-9130
Citi Fund Services Attn: Blackstone Alternative Alpha Fund PO Box 182649 Columbus, Ohio 43218-2649	Citi Fund Services Attn: Blackstone Alternative Alpha Fund 3435 Stelzer Road, Suite 1000 Columbus, Ohio 43219	FOR ADDITIONAL INFORMATION CALL: (888) 386-9490

PART 1 – NAME (AS IT APPEARS ON YOUR BLACKSTONE ALTERNATIVE ALPHA FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:
Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Shares

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

(PAGE 2 of 3)

BLACKSTONE ALTERNATIVE ALPHA FUND ACCOUNT #:                                      (Should be the same as on page 2)

PART 3 – PAYMENT

Payments will be directed back to the account at your financial intermediary from which your subscription funds were debited. Contact your financial intermediary if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase dated June 28, 2013 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

(PAGE 3 of 3)

Letter of Transmittal

Regarding Shares in Blackstone Alternative Alpha Fund

For Clients of Merrill Lynch, Pierce, Fenner & Smith Incorporated

Tendered Pursuant to the Offer to Purchase

Dated June 28, 2013

Your Merrill Lynch Financial Advisor/Portfolio Manager must submit this Letter of Transmittal for processing by

11:59 p.m., Eastern Time, on July 29, 2013

The Offer and withdrawal rights will expire on

July 29, 2013, unless the Offer is extended

Should you wish to participate in the Offer, please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the order and provide you with a customized Letter of Transmittal for your account. The Letter of Transmittal generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager.

For additional information call your Merrill Lynch Financial Advisor/Portfolio Manager.

Blackstone Alternative Alpha Fund

Ladies and Gentlemen:

The undersigned hereby tenders to Blackstone Alternative Alpha Fund, a closed-end, non-diversified, management investment company organized under the laws of the Commonwealth of Massachusetts (the “Fund”), the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated June 28, 2013 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the shares of beneficial interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the shares of beneficial interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby. A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that Citi Fund Services Ohio, Inc., the Fund’s administrator, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Instructions to Tendering Shareholder:

Please contact your Merrill Lynch Financial Advisor/Portfolio Manager who will enter the tender order and provide you with a customized Letter of Transmittal for your account. The Letter of Transmittal generated for your account will need to be signed and returned or delivered to your Merrill Lynch Financial Advisor/Portfolio Manager. For additional information, call your Merrill Lynch Financial Advisor/Portfolio Manager. If the shareholder chooses to fax the signed Letter of Transmittal (or otherwise deliver not in original form), it should mail the original Letter of Transmittal to its Merrill Lynch Financial Advisor/Portfolio Manager promptly after it is initially delivered (although the original does not have to be received before 11:59 p.m., Eastern Time, on July 29, 2013).

 Tender Offer Request

 Order Form - U.S. Investors

Document #:	Client Account:	Prod #/UST CAI #:

Client Name:

Instructions for Submitting a Withdrawl Request for Tender Offers for

Alternative Investments at Bank of America

After discussing the terms of the tender offer or redemption request with the client, the Financial Advisor, Portfolio Manager or registered representative (each, an “Investment Professional”) needs to:

1.	REVIEW CLIENT information
Review all pages of this document for accuracy and completeness.

2.	REVIEW with your CLIENT
Ensure your client understands, verifies and completes all sections of this document.

3.	SIGN and DATE
YOUR CLIENT MUST sign and date the document (For fiduciary accounts: Instructions for signing requirements are included in the offering kits of each Fund).

4.	SCAN to your desktop, SUBMIT through the Alternative Investments Processing Center
Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Website.

Financial Advisor/Portfolio Manager Attestation

Name:

Production # /

Common Associate ID:	Phone Number:

The undersigned Investment Professional hereby certifies that the client is known to and is a client of the Investment Professional, and has had substantive discussions with the client regarding the client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that any and all of the representations made by the client in the Tender Offer / Redemption Request are true and correct, (ii) based on information obtained from the client concerning the client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender, redemption or withdrawal from the Fund is suitable for the client, and (iii) that the client’s contact information on record with the selling agent and as noted on this Tender Offer / Redemption Request is true and correct.

The Investment Professional confirmed that the client is aware of the financial terms and risks applicable to a tender, redemption or withdrawal from the Fund and the specific class(es) and series of units or shares (or other form of interest) issued by each Fund in which the client currently invests.

Investment

Professional Signature:	Date:

1 of 3

TENDER_US_v1.1

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Client(s)/Account Details

Client’s Name(s):

Client Account:	Social Security # / Tax ID:

Primary Address for

Fund Registration:

Account Type:

Request Tender / Redemption Details

Fund Name

Effective Date	Cut-off Date	Channel	Tender Type		Units (If Partial)

			☐ Full	☐ Partial

Payment - Cash

Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned’s account.

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:			2 of 3

TENDER_US_v1.1

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:

Signature

The undersigned acknowledges that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal and all capitalized terms used herein have the meaning as defined in the Offer, except as stated in the Offer this request is irrevocable. The undersigned acknowledges the absolute right of the Fund to reject any and all tenders determined by Fund, in its sole discretion, not to be in the appropriate form. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this request, or that the person signing this request is an authorized representative of the redeeming investor.

Internal Revenue Code Certification

The Undersigned hereby represents, warrants and certifies as follows (a) under penalties of perjury, by signature below, the Undersigned certifies that the Social Security/Taxpayer ID Number set forth in these Signature Pages is the true, correct and complete Social Security/Taxpayer ID Number of the Undersigned, and the Undersigned is a “United States person” (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien, (b) under penalties of perjury, by signature below, the Undersigned certifies that the Undersigned is not subject to backup withholding because (i) the Undersigned is exempt from backup withholding, (ii) the Undersigned has not been notified by the Internal Revenue Service that the Undersigned is subject to backup withholding, or (iii) the Internal Revenue Service has notified the Undersigned that the Undersigned is no longer subject to backup withholding, (c) the Undersigned agrees to notify their Investment Professional within 30 days of any change in the information set forth above.

Signature 1 Required:

* Signature:	* Date:

* Signer’s Name:	* Title:

(please print)

Signature 2 Required:

* Signature:	* Date:

* Signer’s Name:	* Title:

(please print)

Document #:	Client Account:	Prod #/UST CAI #:
Client Name:			3 of 3

TENDER_US_v1.1